Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Penson Worldwide, Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-134374) and Form S-3 (No. 333-163191) of Penson Worldwide, Inc. of our reports dated March 5, 2010, relating to the consolidated financial statements and the effectiveness of Penson Worldwide, Inc.’s internal control over financial reporting, which appears in this Form 10-K.
/s/ BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas
March 5, 2010